EXHIBIT 99.1

Pain Therapeutics Announces Second Quarter 2008 Financial Results

$30 Million Stock Buyback Completed

SAN MATEO, Calif., July 30, 2008 (PRIME NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE) today reported financial results for the three and six months ended June 30, 2008. Net loss for the quarter ended June 30, 2008 was $1.0 million, or $0.02 per diluted share, compared to net income of $3.4 million, or $0.07 per diluted share, in the second quarter of 2007. Net income for the six months ended June 30, 2008 was $1.5 million, or $0.04 per diluted share, compared to $16.0 million, or $0.35 per diluted share, for the same period in 2007. Cash, cash equivalents and marketable securities were $177.1 million at June 30, 2008.

"In the first half of 2008, we made important progress to advance the profile of our drug candidates," said Remi Barbier, Pain Therapeutics' president and chief executive officer. "The NDA for Remoxy(tm), submitted in June, is a groundbreaking step towards the goal of launching the world's first abuse-resistant, long-acting formulation of oxycodone. In addition, we remain on-track with our goal of initiating the clinical development of another abuse-resistant opioid. Our confidence level for these abuse-resistant drug candidates, all partnered with King Pharmaceuticals, Inc., remains high."

"We also continue to advance our own proprietary drug candidates targeting important disease areas, and in June we announced promising early clinical results for a novel treatment for patients with advanced melanoma. These data were recently highlighted in two presentations at the annual scientific meeting of the Society for Nuclear Medicine, the world's most prestigious meeting focused on nuclear medicine."

"Our broad development investment is supported by a pristine balance sheet and tight fiscal discipline, enabling us to end the quarter with $177.1 million in cash and investments after the effects of completing a $30.0 million buyback of our stock," continued Remi Barbier.

Q2 2008 Financial Highlights

 * In June 2008, we submitted to the U.S. Food and Drug
   Administration (FDA) a New Drug Application (NDA) for Remoxy.  We
   believe the FDA will inform us if this NDA is accepted for regulatory review by September. At such time we also expect to learn if the NDA was granted priority review.  Acceptance of the
   Remoxy NDA by the FDA will trigger a $15.0 million cash milestone payment from King Pharmaceuticals, Inc. (King), our commercial partner for Remoxy.

 * We met our goal to purchase $30.0 million of our stock in the open market under a previously announced stock buyback plan.

 * Collaboration revenue of $7.0 million and $18.0 million in the three and six months ended June 30, 2008, respectively reflects reimbursement of our development expenses under our strategic alliance with King.

 * Research and development expenses were $11.2 million and
   $23.7 million in the three and six months ended June 30, 2008, respectively.  Most research and development expenses were attributed to the development activities for our abuse-resistant drug candidates, including expenses related to filing the NDA for
   Remoxy.  Research and development expenses included non-cash stock related compensation costs of $1.0 million and $2.0 million in the three and six months ended June 30, 2008, respectively.

 * General and administrative expenses were $1.9 million and
   $3.7 million in the three and six months ended June 30, 2008, respectively. General and administrative expenses included non-cash stock related compensation costs of $0.7 million and
   $1.2 million in the three and six months ended June 30, 2008, respectively.

2008 Financial Guidance - No Changes

 * We continue to anticipate being cash flow positive in 2008.

 * We anticipate receiving $20.0 million of cash milestone payments in 2008 as follows:
   -- $15.0 million cash milestone payment from King upon acceptance of the NDA for Remoxy by the FDA.
   -- $5.0 million cash milestone payment from King upon acceptance of an Investigational New Drug (IND) application for a new abuse-resistant opioid.

 * We anticipate spending up to $15.0 million developing
   biopharmaceutical products for metastatic melanoma, hemophilia and other important disease areas. Pain Therapeutics holds all commercial rights to these biopharmaceutical drug candidates.

About Pain Therapeutics, Inc.

Pain Therapeutics is a biopharmaceutical company that develops novel drugs. In June 2008, we submitted a NDA for Remoxy, an abuse-resistant form of long-acting oxycodone. We also have three drug candidates in clinical programs, including Oxytrex(tm), PTI-202 and a novel radio-labeled monoclonal antibody to treat metastatic melanoma. In addition, we are working on a new treatment for patients with hemophilia. The FDA has not yet evaluated the merits, safety or efficacy of our drug candidates. For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the potential acceptance by the FDA of the Company's NDA for Remoxy and the potential acceptance by the FDA of an IND for a new abuse-resistant opioid; expected milestone payments from King in 2008; the Company's anticipation that it will be cash flow positive in 2008; and anticipated spending on biopharmaceutical development in 2008. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development and testing of the Company's drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials), the uncertainty of patent protection for the Company's intellectual property or trade secrets, unanticipated research and development and other costs and the timing and receipt of funds from the Company's commercial partner. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

                        PAIN THERAPEUTICS, INC.
                  CONDENSED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2008      2007      2008      2007
                                --------  --------  --------  --------
 Revenue
  Collaboration revenue         $  6,960  $  7,515  $ 18,013  $ 23,018
  Program fee revenue              3,587     6,550     7,173    13,100
                                --------  --------  --------  --------
   Total revenue                  10,547    14,065    25,186    36,118
 Operating expenses
  Research and development        11,215    11,044    23,699    20,903
  General and administrative       1,896     2,102     3,716     3,940
                                --------  --------  --------  --------
   Total operating expenses       13,111    13,146    27,415    24,843
                                --------  --------  --------  --------
   Operating income (loss)        (2,564)      919    (2,229)   11,275
 Interest income                   1,539     2,446     3,774     4,726
                                --------  --------  --------  --------
 Net income (loss)              $ (1,025) $  3,365  $  1,545  $ 16,001
                                ========  ========  ========  ========

 Net income (loss) per share
  Basic                         $  (0.02) $   0.08  $   0.04  $   0.36
                                ========  ========  ========  ========
  Diluted                       $  (0.02) $   0.07  $   0.04  $   0.35
                                ========  ========  ========  ========
 Weighted-average shares used
  in computing net income (loss)
  per share
  Basic                           41,579    44,025    42,714    44,183
                                ========  ========  ========  ========
  Diluted                         41,579    45,180    43,974    45,303
                                --------  --------  --------  --------

                        PAIN THERAPEUTICS, INC
                       CONDENSED BALANCE SHEETS

                                                June 30,   December 31,
                                                  2008       2007(1)
                                              -----------  -----------
                                              (Unaudited)
 Assets
 Current assets
  Cash, cash equivalents and marketable
   securities                                 $   177,073  $   205,071
  Other current assets                                 32          303
                                              -----------  -----------
   Total current assets                           177,105      205,374
 Non-current assets
   Property and equipment, net                      1,373        1,607
   Other assets                                       644          644
                                              -----------  -----------
    Total assets                              $   179,122  $   207,625
                                              ===========  ===========

 Liabilities and stockholders' equity
 Current liabilities
  Accounts payable                            $     3,206  $     3,624
  Accrued development expense                         822          817
  Deferred program fee revenue - current
   portion                                         14,348       14,348
  Other accrued liabilities                         1,478        1,868
                                              -----------  -----------
   Total current liabilities                       19,854       20,657
 Non-current liabilities
  Deferred program fee revenue - non-current
   portion                                         75,328       82,501
  Other liabilities                                   553          553
                                              -----------  -----------
   Total liabilities                               95,735      103,711
                                              -----------  -----------
 Stockholders' equity
  Common stock                                         41           44
  Additional paid-in-capital                      210,785      221,415
  Accumulated other comprehensive income              465          584
  Accumulated deficit                            (127,904)    (118,129)
                                              -----------  -----------
   Total stockholders' equity                      83,387      103,914
                                              -----------  -----------
   Total liabilities and stockholders' equity $   179,122  $   207,625
                                              ===========  ===========
 (1) Derived from audited financial statements

CONTACT:  Pain Therapeutics, Inc.
          Christi Waarich, Senior Manager of Investor Relations
          650-645-1924
          cwaarich@paintrials.com